UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024 (January 5, 2024)

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263

Nevada	46-3566284
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

3100 Airway Avenue Suite 138 Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code (800) 605-3580

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	JKSM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2024, Jacksam Corporation (the “Company”) entered into consulting agreements with four consultants to build a new distribution business, Catalyst Distribution. Under the terms of the agreements, the consultants can each earn up to 7,416,667 restricted shares of the Company’s common stock that will be granted over a 12 month period based on attainment of revenue goals. The initial grants are:

•	David Shin was granted 2,472,222 shares on January 9, 2024.
•	Sungchul Sin was granted 2,472,222 shares on January 9, 2024.
•	Richard Yoo was granted 2,472,222 shares on January 9, 2024.
•	Baron Huber was granted 2,472,222 shares on January 9, 2024.

On January 5, 2024, the Company and Think Capital Partners, LLC (formerly known as Tysadco Partners, LLC) entered into a Security Purchase Agreement. Think Capital Partners purchased $100,000 for 3,000,000 restricted common shares and 2,000,000 Warrants exercisable into common shares to be delivered to via book entry within 7 calendar days following the closing date. Think Capital Partners maintains ownership in certain $500,000 Redeemable Restricted Series B Preferred Shares plus 8% accrued annual interest and 2,000,000 warrants exercisable into common shares dated February 10, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: January 10, 2024	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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